Exhibit 99.1

Introduction

Thank you. This is Patricia Murphy, and I want to welcome you to IBM’s third quarter 2020 earnings presentation. I’m here with Arvind Krishna, IBM’s Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer.

We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. Some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings.

Our presentation also includes non-GAAP measures, to provide additional information to investors. For example, we present revenue and signings growth at constant currency throughout the presentation. In addition, to provide a view consistent with our go-forward business, while we have wrapped on the majority of the impact of the divestitures in 2019, we’ll continue to focus on constant currency growth adjusting for the divested businesses for the impacted lines of total revenue, cloud and our geographic performance. We have provided reconciliation charts for these and other non-GAAP measures at the end of the presentation, and in the 8-K submitted to the SEC.

Finally, consistent with our last few quarters, IBM’s year-over-year revenue, profit and earnings per share reflect the impact of purchase accounting and other transaction-related impacts associated with the acquisition of Red Hat. So with that, I’ll turn the call over to Arvind.

CEO Perspective

Thanks Patricia. I’m pleased to be speaking with you again – just a week and a half after our strategic update on October 8th. Today, we’ll focus on our third quarter performance, which you’ll see is unchanged from the preliminary results we announced. But I want to start with a summary of our strategic discussion.

Accelerating IBM’s Hybrid Cloud Growth Strategy

We are redefining our future as a hybrid cloud platform and AI company. Over the last few years, we have built a solid foundation for hybrid cloud. With the acceleration of the Red Hat platform adoption and the changes to clients’ needs for application vs infrastructure services we are separating our Managed Infrastructure Services into a new publicly traded company. The result is two market leaders with focused strategies and missions – and improved growth trajectories.

Creating Two Market-Leading Companies

IBM is the number one hybrid cloud platform and AI company. NewCo will become the number one Managed Infrastructure Services company. As separate businesses, each can capitalize on their respective missions. Both will have more agility to focus on their operating and financial models, both will have greater freedom to partner with others, and both will align their investments and capital structure to their strategic focus areas. All of this will create value for clients – and for you, the investors – with an improved financial profile of both companies.

Since the announcement, we have had a comprehensive outreach to our clients. In fact, we have spoken to hundreds of our top clients – and I have personally spoken to dozens. The vast majority understand the strategy and are excited about what it means for them – whether they’ll be predominantly future IBM clients, or NewCo clients. Our partners have also had a positive response, as they see this as an opportunity to further strengthen our go-to-market initiatives in the hybrid cloud, data and AI spaces.

Hybrid Cloud Platform Leadership

For IBM, as we look forward, the case for hybrid cloud is clear. Clients see two-and-a-half times more value in a hybrid cloud approach vs a public only. It is a tremendous opportunity valued at a trillion dollars, with most of the enterprise opportunity ahead of us.

Our approach is platform-centric. It is differentiated by Red Hat OpenShift, which is our market-leading open platform, a vast software portfolio modernized to run cloud-native, and our GBS expertise that drives platform adoption and meets clients “where they are” on their cloud journeys.

Over the coming months, we’ll further advance our strategy by taking actions to simplify and optimize our model, increasing investments in key areas, and fostering much more of a growth mindset. All of this will contribute to accelerated growth for our company in the future, and we expect to deliver sustainable mid-single digit revenue growth upon completion of the separation of NewCo.

Let me shift to some of the recent progress we have made against our hybrid cloud platform strategy from the perspective of our clients, our ecosystem, and innovations we’re bringing to market. We have great recent examples of clients making large scale architectural commitments to our hybrid cloud platform. Schlumberger is using our platform to make their E&P environment accessible across any infrastructure that their global clients use – on-premise, private and public clouds. They’ll enable the broader energy community to leverage data analytics and AI – to unleash the power of digital innovation in the oil and gas industry. We’re also extending our relationship with Delta, to transform their talent and modernize their IT environment using Red Hat, Cloud Paks, and leveraging

GBS’ expertise. They’ll operate with greater speed and realize longer-term business benefits.

We’re continuing to expand our ecosystem. Last week I talked about how we have added hundreds of partners to drive workloads to our platform, including best of breed partners GSIs and ISVs. As an example, Ernst & Young is now leveraging our open hybrid cloud platform and AI solutions to help clients transform their businesses. Our teams are also providing joint consulting capabilities to drive business outcomes for clients. Late last week we announced the expansion of our partnership with ServiceNow to bring the power of Watson AIOps to their market leading Now Platform.

We’re also bringing new innovations to market. I’ll highlight just two areas – Red Hat and quantum. Red Hat extended its open hybrid cloud portfolio with several new technology introductions, including OpenShift Virtualization, which enables clients to migrate and run their virtual machines natively within Red Hat OpenShift, and Advanced Cluster Management for Kubernetes, which delivers the industry’s most robust multicluster, policy-based compliance and application management system. These capabilities are furthering our clients' abilities to "build once, deploy anywhere" with a hybrid cloud architecture. In quantum, we announced our roadmap to reach 1,000-plus qubits by 2023. The roadmap aims to take today’s noisy, small-scale devices towards the million-plus qubit devices of the future. This kind of progress is essential to help industry and research organizations tackle important, real-world problems that even today’s most powerful classical computers cannot tackle. And in making our roadmap public, we are committing to meet a series of aggressive benchmarks that will help our company maintain its leadership in quantum computing and place our clients on the path to groundbreaking achievements. So we’ve made good progress with clients, our ecosystem, and innovation.

Regarding today’s environment, clients continue to balance short-term challenges and opportunities for transformation. In the short term they are focused on operational stability and cash preservation. We see this especially in our larger software license transactions and delays in some services projects. But more of my conversations with CEOs are around how they become digital businesses. How do they tap into open source innovation? How can they securely deploy and manage their data and applications across various clouds? That’s what we call hybrid cloud. We see this in the continued momentum in Red Hat, and in the large client engagements that enable a journey to cloud, leveraging both OpenShift and application modernization.

Now I’ll turn it over to Jim Kavanaugh, who is going to take you through the results, and then we’ll come back at the end for Q&A.

3Q20 Highlights

Thanks Arvind. I’ll start with a view of our overall performance. We delivered $17.6 billion of revenue, expanded gross and pre-tax margins, reported operating earnings per share of $2.58 and generated solid free cash flow, while increasing investments. Our balance sheet remains strong, and we continue to have ample liquidity.

Our revenue and gross profit performance was fairly consistent with the second quarter and reflects little change in the macroeconomic environment and client demand. As we’ve previously discussed, our broad geographic footprint, and client and portfolio mix provide some stability to our revenue, profit and cash flow. As Arvind just mentioned, clients’ near-term priorities continue to include operational stability, flexibility and cash preservation, which tends to favor opex over capex. This is resulting in some project delays and purchase deferrals – which we see in perpetual software licenses, and project-oriented and volume-based services. Our transactional performance this quarter also reflects product cycle dynamics in our Systems business.

At the same time, the last seven months have made it very clear that companies need to modernize their businesses to succeed in this new normal. This is leading to an acceleration in digital transformations. Cloud and AI are at the center of these transformations, and our open, platform-centric model delivers greater innovation, higher productivity, and more strategic optionality to our clients.

In the third quarter, client adoption of our platform continued to grow, with approximately 2,600 clients now using our container solutions. We anniversaried the acquisition of Red Hat in early July, and Red Hat again delivered strong results in the period – with normalized revenue growth of 16 percent. Red Hat leverages IBM’s global reach and large account incumbency. Not only are the number of large deals increasing, but also the size of these engagements is increasing as well with the total value of these deals doubling over the last 12 months. Within services, this quarter we added about 125 services clients utilizing Red Hat technology – and our GBS cloud-related signings were up over 25 percent.

The platform model delivers compelling economics. Our full-stack capabilities drove over $24 billion of cloud revenue over the last 12 months, which is up 25 percent. We’re investing to expand our capabilities – in GBS skills centered on hybrid cloud and intelligent workflows, in Red Hat’s go-to-market to drive hybrid cloud adoption, in software hybrid cloud and AI capabilities, including the Spanugo and WDG Automation acquisitions, in IBM cloud capital for MZR build outs, and in our ecosystem to drive adoption of OpenShift and our broader cloud capabilities. These investments will accelerate in 2021, given the additional flexibility from our structural actions.

This quarter, our portfolio mix with strong software contribution together with our focus on productivity, drove operating gross margin expansion of 160 basis points and operating pre-tax margin expansion of 140 basis points. With a ten-point year-to-year headwind in our operating tax rate, our net income margin was essentially flat.

Our cash and liquidity positions remain strong, fueled by our cash flow. We generated $1.1 billion of free cash flow in the quarter, and $4.8 billion year to date – which is down over a billion dollars year to year. We continued to have strong working capital performance and contribution from Red Hat, net of related interest. These were offset by higher net capital expenditures and workforce rebalancing payments. Over the last year, we generated $10.8 billion of free cash flow, which is 136 percent of GAAP net income.

We ended September with a cash balance of $15.8 billion which is up $6.7 billion since year end, while our debt was up $2.5 billion. I’ll remind you we issued debt earlier this year, out of an abundance of caution and taking advantage of attractive market dynamics. We’re in good shape to fund our upcoming maturities, including four to five billion dollars in the fourth quarter. We’ll end 2020 with debt down for the year.

Cloud & Cognitive Software Segment

Now, I’ll turn to the segment performance, beginning with Cloud and Cognitive Software. Revenue was up six percent, driven by Cloud and Data Platforms. This is a sequential improvement in the year-to-year performance, despite a four-point headwind from the wrap on the Red Hat acquisition in early July. Software has a seasonally smaller transactional base in the third quarter. In a challenging transactional environment, this benefited us.

Our Cloud and Data Platforms delivered 19 percent revenue growth. This was led by Red Hat’s strong performance, with double-digit growth across both Infrastructure software and Application Development and emerging technologies. A couple of weeks ago, Red Hat was recognized as the leader in multi-cloud container development platforms in Forrester’s latest Wave report. Leveraging this OpenShift container platform, our AI-powered Cloud Paks provide clients with ease of use and the ability to scale and secure operations across a variety of environments. We’re expanding and leveraging the IBM and Red Hat ecosystems, with over 180 partners now selling IBM Cloud Paks. We’re seeing good penetration in our large accounts. We’ve now more than tripled the number of clients adopting Cloud Paks versus a year ago and added nearly 200 clients to our container platforms in the third quarter.

Cognitive Applications revenue trajectory improved to flat year to year, led by strength in Security and Supply Chain. In Security, we had good demand for our Threat Management software and services as clients transform and manage their security operations. We’re driving adoption of our CloudPak for Security and QRadar on Cloud – and Identity and Trust services also had good performance as we’re helping clients with their secure digital transformations. Forrester and IDC just named our managed security services as an industry leader, based on our integrated product and services capabilities. We also had good performance in our Supply Chain software. Supply Chain Order Management enables the shift to more flexible and scalable digital channels, which is a great value prop to our clients during the pandemic.

Looking at the profit for this segment, we had strong profit and margin performance driven primarily by Red Hat contribution.

Global Business Services Segment

Turning to Global Business Services, revenue declined six percent, consistent with last quarter.

As you’ll recall, prior to the pandemic, GBS was growing revenue and signings. Since March, our revenue has reflected the economic environment and a change in client priorities, leading to project delays, and less demand for more discretionary offerings. But as we pivot our offerings and delivery to address these client needs, GBS posted double-digit signings growth in the third quarter, and returned its backlog to growth. This was driven by cloud strategy, application development and modernization, and offerings that use data and AI to transform workflows. As I mentioned earlier, our GBS cloud signings were up over 25 percent. We signed a number of large transformational contracts with a total value greater than $100M, which will yield revenue over time. Our small deal performance generally followed the pandemic curve by geography but returned to growth overall for the quarter.

With the expertise and process knowledge gained through our application management incumbency, clients trust us to guide them through architectural decisions and facilitate their transformations, with a particular expertise in application modernization at scale across all on prem, private and public cloud environments.

GBS drives adoption of IBM’s hybrid cloud platform and is a gateway to bring the wider set of IBM capabilities to enable a client’s digital journey. For example, about one-third of Cloud Pak revenue results from GBS engagements. And, this quarter, we added another 60 Red Hat client engagements with such clients as Delta Airlines, which Arvind mentioned earlier but also Royal Bank of Canada, IT Ergo, Florida Power and Light and Telefonica Espana.

As our clients are transforming, we are also investing in our GBS business to position for growth in the future. We are continuing to invest in skills, resources, offerings and ecosystems. We have implemented a virtual sales engagement model and are delivering nearly all of our more than 1,500 active paid Garage engagements virtually. And, we are taking the learnings from our initial shift to remote delivery to establish a new delivery model. Dynamic Delivery integrates technical foundations with virtualized methods and practices, enhanced with AI and automation to drive productivity, pace and quality. As we apply the Dynamic Delivery principles across our client base, in the third quarter we delivered more than 90 percent of our services remotely, while maintaining stable quality and increasing Net Promoter Score.

Looking at the profit dynamics, with our focus on high value offerings, productivity and strong operational discipline we expanded GBS gross margin by 190 basis points.

Global Technology Services Segment

In Global Technology Services, revenue was down four percent, fairly consistent with last quarter. Infrastructure Services continues to experience lower client-based business volumes in the more economically sensitive industries. And TSS performance reflects hardware product cycles and continuing volume impacts due to the pandemic.

But many clients are taking a longer-term view and are looking to modernize their infrastructure to create agility and operational efficiency. They turn to GTS’ managed infrastructure services business for its deep expertise in managing mission-critical infrastructures and its next generation service delivery capabilities infused with AI and automation. Coca-Cola European Partners is a great example. We recently signed a multi-year agreement to accelerate their modernization journey. We’ll help them to reduce operational expenses, increase IT resiliency and leverage AI to bring enhanced insights and deliver greater service to their customers.

GTS’ signings were down one percent this quarter, but up 12 percent year to date – with 19 deals over $100M, including eight this quarter. In addition to new work, clients continue to make long-term commitments with significant contract renewals as we deliver new value. This has resulted in the backlog year-to-year trajectory improving by approximately two points from the beginning of the year.

Turning to GTS profit, gross margin declined by roughly 80 basis points. This was driven by the investments we are making in public cloud and the volume impacts which come at a high margin.

Systems Segment

Turning to Systems, revenue was down 16 percent, driven primarily by product cycle dynamics.

IBM Z revenue was down 20 percent. We launched the z15 toward the end of the third quarter last year. We’ve had widespread adoption of both z15 and LinuxONE across many industries and countries, in support of clients’ hybrid cloud journeys. IBM Z is seeing record-setting volumes on Linux as clients leverage Red Hat OpenShift, Ansible and our cloud native dev ops offerings. At the same time, this pandemic has impacted our historical IBM Z cycle dynamics, which is playing out differently by industry. This platform has proved invaluable to our clients in areas like banking and financial markets, helping them rapidly and remotely scale up capacity and respond to unprecedented market volatility. As a result, these clients accelerated their adoption of z15 within the cycle. That said, in many other industries, clients remain focused on cash preservation during this pandemic. This dichotomy in client buying behaviors impacted our performance in the third quarter and will lengthen the adoption curve of this z15 cycle. But by the end of the cycle, we have an opportunity to be fairly consistent with prior cycles. I’ll remind you, in the fourth quarter we’ll be wrapping on very strong performance from last year when we were up 63 percent.

These cycle dynamics impacted our storage revenue as well, with performance driven by declines in high-end storage.

Summary

Now, as always, before the Q&A, I’ll bring it back up to the IBM level. We’re seeing tremendous opportunity to help our clients become digital businesses. Our technology-centric hybrid cloud platform, deep industry expertise, and growing ecosystem are enabling us to accelerate these transformations. The value we provide clients is evident this quarter in our cloud revenue growth, in our continued momentum in Red Hat, and in our strong GBS signings driven by cloud and application modernization offerings.

And now we’re accelerating IBM’s hybrid cloud platform strategy – with increased focus and investments to drive future growth. We’re taking structural actions to simplify and streamline our business – and as we discussed earlier this month, we expect a fourth quarter charge to our operating results of about $2.3 billion. The savings from these actions will be reinvested – in areas like hybrid cloud, data and AI, security, and emerging technologies. With our focused hybrid cloud platform strategy and the increased investments starting now, we expect to drive sustainable mid-single digit growth after the separation of NewCo is complete.

In the near term, the rate and pace of recovery remains uncertain, and as a consequence we have not seen a fundamental shift in overall demand levels. Given this uncertainty, and consistent with our direction for most of this year, we are not going to provide guidance. But I will remind you, from an historical perspective, the fourth quarter seasonally is our strongest quarter in terms of revenue and operating earnings per share – due to our high value software and hardware transactions.

Looking at our year-to-year dynamics at the end of 2020 – we’re wrapping on a strong fourth quarter of 2019, when we had a very strong software performance, our first full quarter of z15 availability, and our first full quarter of Red Hat contribution. So, going into this fourth quarter, as always, we have a lot of work to do. It’s our largest transactional quarter, we’ll be focusing our investments in hybrid cloud and AI, and of course we’re starting the detailed work to separate our managed infrastructure services business. We’re confident in the focus and direction of our business and what it means for our future.

Arvind, let me turn it back over to you.

Thanks Jim. I’m going to add just one final thought before the Q&A. We are managing for the long term. We are making strategic decisions, taking actions and increasing investments today to better position our business and accelerate our top line growth, on a sustainable basis.

Patricia, let’s go to the Q&A.

Closing

Thank you, Arvind. Before we begin the Q&A, I’d like to mention a couple of items. First, we’ve included supplemental information at the end of the presentation. And finally, as always, I’d ask you to refrain from multi-part questions.

So operator, let’s please open it up for questions.